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                                                                     EXHIBIT 1.1

                                2,256,000 Shares

                                 NCO GROUP, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT



                                                            ______________, 1997



MONTGOMERY SECURITIES
JANNEY MONTGOMERY SCOTT INC.
THE ROBINSON-HUMPHREY COMPANY, INC.
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111

Dear Sirs:


                  SECTION 1. Introductory. NCO Group, Inc., a Pennsylvania corporation (the "Company"), proposes to issue and sell 1,200,000 shares of its authorized but unissued Common Stock (the "Common Stock") and the shareholders of the Company named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell an aggregate of 1,056,000 shares of Common Stock to the several underwriters named in Schedule A annexed hereto (the "Underwriters"). Said aggregate of 2,256,000 shares are herein called the "Firm Common Shares." In addition, certain stockholders of the Company named in Schedule B annexed hereto (the "Option Selling Stockholders") propose to grant to the Underwriters an option to purchase up to 338,400 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

                  You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

                  The Company and each of the Selling Stockholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

                  SECTION 2. Representations and Warranties of the Company and the Selling Stockholders. The Company and, to the best of their knowledge, each of the Selling Stockholders (with the exception of the Other Selling Stockholders (as defined on Schedule B hereto) severally represent and warrant to the several Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-_________) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the

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         "Commission") thereunder, and has been filed with the Commission. The
         Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest form furnished to you) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or (ii) if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Underwriters, specifically for use in the preparation thereof.

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                  (c) The Company does not own more than a majority of the
         outstanding capital stock or other equity interest in, or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances except that the stock of its subsidiaries is pledged to Mellon Bank, N.A. to secure the Company's obligations under the Amended and Restated Credit Agreement with Mellon Bank, N.A. dated September 5, 1996, as amended (the "Credit Agreement"); the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders necessary to the conduct of their respective businesses, all of which are valid and in full force and effect, except where the failure to so possess or comply or maintain such authorizations, licenses, permits, consents, certificates or orders in full force and effect would not, singly or in the aggregate, have a material adverse effect on the on the business, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance, in all material respects, with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform, in all material respects, to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights in all material respects.

                  (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform, in all material respects, to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval of, or authorization by, the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company or the transfer and sale of the Common Shares to be sold by the Selling Stockholders as contemplated herein.

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                  (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby, assuming that the Registration Statement is declared effective by the Commission and assuming compliance with applicable state securities or "blue sky" laws. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and, to the extent that this Agreement provides for indemnification or contribution for liabilities arising under federal or state securities laws or under this Agreement, except as rights to indemnification or contribution may be limited by federal or state securities laws and the public policy underlying such laws. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the articles of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of its respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

                  (g) Coopers & Lybrand, who have expressed their opinion with respect to the financial statements and schedules of the Company [and Management Adjustment Bureau, Inc. ("MAB")] filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations. Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements and schedules of the Collection Division of CRW Financial, Inc. ("CRWCD") filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

                  (h) The financial statements of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. The financial statements of CRWCD, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of CRWCD as of the respective dates of such financial statements, and the results of operations and changes in financial position of CRWCD for the respective periods covered thereby. The financial statements of MAB, the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of MAB as of the respective dates of such financial statements, and the results of operations and changes in financial position of MAB for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial and Operating Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

                  (i) The pro forma consolidated financial statements and other pro forma financial information of the Company included in the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

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                  (j) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation or default of any provision of its articles of incorporation or bylaws, or other organizational documents, or, except as to defaults which individually or in the aggregate would have not a Material Adverse Effect, is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                  (k) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are accurate and complete in all material respects; all such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

                  (l) There are no legal or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which property owned or leased by the Company or any of its subsidiaries is subject, or related to environmental or discrimination matters and there are no legal or governmental actions, suits or proceedings, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries may be a party or of which property owned or leased by the Company or any of its subsidiaries may be the subject, or related to environmental or discrimination matters, all of which actions, suits or proceedings will, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries taken as a whole; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which will materially and adversely affect such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                  (m) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company.

                  (n) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock

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         (other than upon the sale of the Common Shares hereunder or as a result of the exercise of outstanding options and warrants or the conversion of convertible notes disclosed in the Prospectus) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                  (o) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries own or have the right to use all material trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement, which, in either case, would have a Material Adverse Effect.

                  (p) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, the federal Fair Debt Collection Practices Act, the federal Fair Credit Reporting Act, the federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994, the federal Telephone Consumer Protection Act of 1991, related state and local statutes and regulations and all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

                  (q) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon to the extent such taxes have become due and are not being contested in good faith; and the Company has no knowledge of any tax deficiency which has been or is reasonably likely to be asserted or threatened against the Company or its subsidiaries which would materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

                  (r) The Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

                  (s) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (t) Each of the Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (u) To the Company's knowledge, neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (v) The Company has not taken and will not take prior to the earlier of (i) the termination of this Agreement or (ii) the Second Closing Date, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

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                  (w) The transaction pursuant to which the shareholders of NCO
         Financial Systems, Inc. ("NCO Financial") exchanged each of their shares of NCO Financial for one share of Common Stock of the Company has been consummated. As a result of such transaction, NCO Financial became a wholly-owned subsidiary of the Company and NCO Financial's status as a Subchapter S Corporation terminated.

                  (x) The agreements necessary to effect the acquisition of MAB, CRWCD, and each other company included in the Company's pro forma balance sheet included in the Prospectus and Registration Statement have been duly authorized, executed and delivered by each of the parties thereto and constitute the valid, legal and binding agreements of each such party, and the acquisition of all of the capital stock or assets of the respective acquired company by the Company and the related transactions contemplated thereby have been consummated pursuant to the terms described in the Prospectus.

                  SECTION 3. Representations, Warranties and Covenants of the Selling Stockholders.

                  (a) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

                  (i) Such Selling Stockholder has, or has the right to acquire, and on the Closing Date hereinafter mentioned will have, good and marketable title to the Common Shares proposed to be sold by such Selling Stockholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

                  (ii) Such Selling Stockholder has executed and delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Stockholders Agreement") and in connection herewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder deposited under the Stockholders Agreement, with the agent named therein (the "Agent" or "Custodian") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Common Shares to be sold by such Selling Stockholder and to be on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders Agreement, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Stockholders Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder and the form of such Stockholders Agreement has been delivered to you.

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                           (iii) The performance of this Agreement and the
         Stockholders Agreement and the consummation of the transactions contemplated hereby and by the Stockholders Agreement will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties.

                           (iv) Such Selling Stockholder has not taken and will not take prior to the Second Closing Date, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                           (v) Each Preliminary Prospectus and the Prospectus, insofar as it has related to such Selling Stockholder has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Other Selling Stockholders, severally and not jointly, represent and warrant to the several Underwriters that such Other Selling Stockholder is not aware that any of the representations or warranties set forth in Section 2 above is untrue or inaccurate in any material respect.

                  (c) Each of the Selling Stockholders agrees with the Company and the Underwriters not to offer to sell, sell or contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, for a period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities; provided, however that, the provisions of this paragraph shall not preclude the Selling Stockholders from: (a) exercising any warrant or stock option provided, that it is prohibited from selling, offering to sell or otherwise disposing of the securities upon exercise thereof except as provided in this paragraph or (b) transferring shares of Common Stock, warrants, options or other securities of the Company by gift, by will or laws of descent and distribution to any person or entity provided such person or entity agrees in writing to be bound by the provisions of this paragraph or (c) pledging shares of Common Stock to secure bona fide loans provided that the pledgee agrees in writing to be bound by the provisions of this paragraph.

         SECTION 4. Representations and Warranties of the Underwriters. The Underwriters, represent and warrant to the Company and to the Selling Stockholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (ii) the last paragraph of the inside front cover page of the Prospectus and (iii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Underwriters represent and warrant that they have been authorized to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         SECTION 5.  Purchase, Sale and Delivery of Common Shares.

          Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 1,200,000 Common Shares and
(ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 1,056,000 Firm Common Shares, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[___] per share.

                  Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Representative) at 6:00 a.m. San Francisco time, on [___], 1997 or such other time and date not later than 10:30 a.m. San Francisco time, on [___], 1997 as the Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 12.

          In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Option Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 338,400 Optional Common Shares from such Option Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to such Option Selling Stockholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and
(iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) each Option Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of such Selling Stockholder. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to such Option Selling Stockholders (with a copy to the Company).

         Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

         It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Montgomery Securities, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

         The Company and the Selling Stockholders shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Stockholders shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         Not later than 12:00 p.m. on the second business day following the date the Common Shares of released by the Underwriters for sale to the public, the Company shall delivery or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.



         SECTION 6. Covenants of the Company. The Company covenants and agrees that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information,
         (iii) when the Registration Statement shall have become effective, and
         (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                  (c) If at any time prior to the final date on which a prospectus relating to the Common Shares is required by law to be delivered by an Underwriter or dealer, any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                  (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to you and the Selling Stockholders or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Stockholders may request, for the purposes contemplated by the Act.

                  (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) During the period of five years hereafter, the Company will furnish to the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                  (h) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities, the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security except for (a) issuances of Common Stock pursuant to this Agreement, (b) grants of options to the Company's employees, directors and consultants under the Company's stock option plans as disclosed in the Prospectus, (c) issuances of Common Stock upon the exercise or conversion of reserved, authorized or outstanding stock options, warrants or convertible notes disclosed in the Prospectus, (d) issuances of the Company's Common Stock or other equity securities or any other securities convertible into or exchangeable for its Common Stock or other equity securities as full or partial consideration for any bona fide loan to the Company or for any bona fide merger or acquisition transaction.

                  (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                  (k) The Company will use its best efforts to cause the Common Shares to be listed for quotation as a national market system security on the Nasdaq National Market.

                  You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company shall pay all costs, fees and expenses incurred in connection with the performance of the obligations of the Company and of the Selling Stockholders hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing,
(i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, (vii) the filing fee of the National

Association of Securities Dealers, Inc., and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above). The Company and the Selling Stockholders shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement. This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Stockholders.

         The Selling Stockholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) any fees and expenses of separate counsel for such Selling Stockholders; (ii) any fees and expenses of the Agent; and (iii) any issue, transfer and other stamp taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder.

         SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                  (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus and except as described in or contemplated by the Prospectus, (i) there shall not have been any change in the capital stock (other than upon the sale of the Common Shares hereunder or as a result of the exercise of outstanding options and warrants or the conversion of convertible notes disclosed in the Prospectus) of the Company or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries which is not in the ordinary course of business, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which will have a Material Adverse Effect or which adversely affects the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material adverse change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries taken as a whole which makes it impractical or inadvisable in the reasonable judgment of the Underwriters to proceed with the public offering or purchase the Common Shares as contemplated hereby.

                  (c) There shall have been furnished to you, as Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                  (i) An opinion of Blank Rome Comisky & McCauley, counsel for the Company and certain of the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date (in the latter case with respect to the Selling Stockholders only), as the case may be, to the effect that:

                                    (1) Each of the Company, NCO Financial
         Systems, Inc., CRWF Acquisition, Inc. and K&K Acquisition, Inc. is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania. Each of the Company's other subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                                    (2) The authorized, issued and outstanding
         capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock (including any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance, in all material respects, with federal and state securities laws, were not issued in violation of or subject to any statutory preemptive rights or, to the knowledge of counsel, other preemptive or other rights to subscribe for or purchase any securities and conform, in all material respects, to the description thereof contained in the Prospectus; without limiting the foregoing, there are no statutory preemptive rights or, to the knowledge of counsel, other preemptive or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

                                    (3) All of the issued and outstanding shares
         of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned of record and, to such counsel's knowledge, beneficially by the Company or another wholly-owned subsidiary of the Company free and clear of any adverse claims (within the meaning of the Uniform Commercial Code) or voting trusts;

                                    (4) The certificates evidencing the Common
         Shares to be delivered hereunder are in due and proper form under Pennsylvania law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any statutory preemptive rights or, to the knowledge of counsel, other preemptive or other rights to subscribe for or purchase such securities and will conform in all material respects to the description thereof contained in the Prospectus;

                                    (5) Except as disclosed in or specifically
         contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no legally binding commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                                    (6) (a) The Registration Statement has
         become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                    (b) The Registration Statement, the
                  Prospectus and each amendment or supplement thereto (except for the financial statements, schedules and other financial and statistical information included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                    (c) To such counsel's knowledge, there are
                  no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required;

                                    (d) To such counsel's knowledge, there are
         no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required; and

                                    (7) The Company has full right, power and
         authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the several Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act or under this Agreement as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, as to which such counsel need not express an opinion, and the clearance of such offering with the NASD, as to which such counsel need not express an opinion;

                                    (8) The execution and performance of this
         Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their property may be bound or affected which conflict, breach or default would have a Material Adverse Effect, or violate any of the provisions of the articles of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries or, violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Company or any of its subsidiaries or any of its or their property;

                                    (9) Neither the Company nor any subsidiary
         is in violation of its articles of incorporation or bylaws, or other organizational documents, or such counsel's knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any such subsidiary is a party or by which it or any of its properties may be bound or affected, except where such default would not have a Material Adverse Effect; and, to such counsel's knowledge, the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not have a Material Adverse Effect;

                                    (10) To such counsel's knowledge, no holders
         of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                                    (11) To such counsel's knowledge, this
         Agreement and the Stockholders Agreement have been executed and delivered by or on behalf of each of the Selling Stockholders; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by each such Selling Stockholder; and the performance of this Agreement and the Stockholders Agreement and the consummation of the transactions herein contemplated by the Selling Stockholders will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders or any of their properties may be bound which is material to such Selling Stockholder, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over any of the Selling Stockholders or any of their properties; and to such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws (as to which such counsel need not express an opinion);

                                    (12) To such counsel's knowledge, the
         Selling Stockholders have full right, power and authority to enter into this Agreement and the Stockholders Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Selling Stockholders hereunder and good and marketable title to such Common Shares so sold, free and clear of any adverse claims (within the meaning of the Uniform Commercial Code) or voting trusts, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers within the meaning of the Uniform Commercial Code) who have purchased such Common Shares hereunder;

                                    (13) To such counsel's knowledge, this
         Agreement and the Stockholders Agreement are valid and binding agreements of each of the Selling Stockholders in accordance with their terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act or under this Agreement, as to which no opinion need be expressed;

                                    (14) The transaction pursuant to which the
         shareholders of NCO Financial exchanged each of their shares of NCO Financial for one share of the Company has been consummated. As a result of such transaction, NCO Financial became a wholly-owned subsidiary of the Company and NCO Financial's status as a Subchapter S Corporation terminated; and

                                    (15) The agreements necessary to effect the
         acquisitions of MAB, CRWCD, and each other company included in the Company's Pro Forma Financial Statements contained in the Prospectus have been duly authorized, executed and delivered by each of the parties thereto and constitute the valid, legal and binding agreements of each of such party, and the acquisition of all of the capital stock or assets of each of such companies by the Company and the related transactions contemplated thereby have been consummated as described in the Prospectus.

                  In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact or mixed questions of fact and law, on certificates of the Selling Stockholders and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. In rendering an opinion as to the matters set forth in subparagraphs (11), (12) and (13), counsel may rely as to matters of fact and mixed questions of fact and law with respect to each Selling Stockholder, upon the representations of such Selling Stockholder contained in this Agreement, the Stockholders Agreement and/or in certificates of the Selling Stockholder. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that said counsel need not express any opinion or make any statement with respect to the financial statements, schedules and other financial and statistical information included therein). With respect to such statement, counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification;

                           (ii) Such opinion or opinions of Piper & Marbury L.L.P., counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                           (iii) A certificate of the Company executed by the President and the chief financial or accounting officer of the Company (on behalf of the Company and not in an individual capacity), dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The representations and warranties of
         the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                    (2) The Commission has not issued any order
         preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                    (3) As of the effective date of the
         Registration Statement, the statements contained in the Registration Statement and the Prospectus and any amendments or supplements thereto regarding the Company and its subsidiaries were true and correct; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (4) Since the initial date on which the
         Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                    (5) Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus: (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries taken as a whole; (ii) no legal or governmental action, suit or proceeding is pending or, to the knowledge of the respective signers, threatened against the Company or any of its subsidiaries which will have a Material Adverse Effect or which adversely affects the transactions contemplated by this Agreement;
         (iii) no material verbal or written agreement or other transaction has been entered into by the Company or any of its subsidiaries which is not in the ordinary course of business; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder or as a result of the exercise of outstanding options and warrants or the conversion of convertible notes disclosed in the Prospectus) of the Company or any of its subsidiaries or any change in the indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                    (6) Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or material damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                           (iv) On the Second Closing Date, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the Second Closing Date, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to the Second Closing Date.

                           (v) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Underwriters, from Coopers & Lybrand and Arthur Andersen LLP, independent accountants, the first one to be dated the day before the date of this Agreement (the receipt and satisfactory form of which letter the Underwriters hereby acknowledge), the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

                           (vi) On or before the First Closing Date, letters from each of the Selling Stockholders and each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of either Montgomery Securities or each of the Underwriters which consent may be withheld at the sole discretion of Montgomery Securities or each of the Underwriters, as the case may be; provided, however that, the provisions of such agreement shall not preclude such persons from: (a) exercising any warrant or stock option provided that it is prohibited from selling, offering to sell or otherwise disposing of the securities upon exercise thereof except as provided in this paragraph or (b) transferring shares of Common Stock, warrants, options or other securities of the Company by gift, by will or laws of descent and distribution to any person or entity provided that such person or entity agrees in writing to be bound by the provisions of this paragraph or (c) pledging shares of Common Stock to secure bona fide loans provided that the pledgee agrees in writing to be bound by the provisions of this paragraph.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Piper & Marbury L.L.P., counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Underwriters to the Company and the Selling Stockholders without liability on the part of any Underwriter, the Company or the Selling Stockholders except for the expenses to be paid or reimbursed by the Company and by the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

         SECTION 9. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8 or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such refusal, inability or failure is due to the breach of any material terms or conditions of this Agreement by the Underwriters, the Company agrees to reimburse you as the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply. For purposes of this Agreement, the Company and the Selling Stockholders shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         SECTION 10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 11. Indemnification. (a) The Company and each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent will not be unreasonably withheld or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (ii) arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or the Selling Stockholders contained herein or any failure of the Company or the Selling Stockholders to perform their respective obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying (if such settlement, compromise or payment is effected with the written consent of the Company, which consent will not be unreasonably withheld or delayed) any such loss, claim, damage, liability, expense or action; provided, however, that (i) neither the Company nor the Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company as described in Section 4 hereof, (ii) with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, such indemnity in this subsection (a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) if the person asserting any such loss, claim, damage or liability who purchased the Common Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Common Shares to such person and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the Prospectus (or the Prospectus as amended and supplemented), and (iii) with respect to clause (iii) above, an Other Selling Stockholder shall not be liable for a breach of a representation, warranty, or covenant of the Company or another Selling Stockholder.

         The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. In no event, however, shall the liability of any Selling Stockholder for indemnification or contribution under this Section 11 exceed the proceeds received by such Selling Stockholder from the Underwriters in the offering. Notwithstanding any thing to the contrary in this Section 11(a), each underwriter and each person who controls such Underwriter agrees not to assert its rights to indemnity under this Section 11(a) against the Selling Stockholders unless and until (i) such Underwriter or controlling person has requested indemnification and reimbursement from the Company for such losses, claims, damages or liabilities (including any legal or other expenses reasonably incurred) and (ii) the Company does not within thirty (30) days of such request
(A) agree to so indemnify such Underwriter or controlling person and (B) reimburse in full such Underwriter or controlling person for any such losses, damages or liabilities (including legal or other expenses) incurred. In the event that litigation between the parties with respect to the Section 11 results in a joint or several judgment against the Company and the Selling Stockholders, each Underwriter and each person who controls such Underwriter, agrees that it will not attempt to enforce such judgment against the Selling Stockholders unless and until any part of such judgment shall remain unsatisfied by the Company for more than thirty (30) days.

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon: (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company as described in Section 4 hereof or (ii) the failure of any Underwriter at or prior to the written confirmation of the sale of shares to send or deliver a copy of an amended Preliminary Prospectus or the Prospectus (or the Prospectus as amended or supplemented) to the person asserting any such losses, claims, damages, liabilities or expenses who purchased the Shares which is the subject thereof and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or Prospectus (or the Prospectus as amended or supplemented); and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to conflicts of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or because there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, except by reason of the exceptions set forth in clauses (i) and (ii) of Section 11(a) or for the failure of the indemnified party to give notice as required in Section 11(c) (provided that the indemnifying party was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice), then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders, as the total price paid to the Company and to the Selling Stockholders (in the case of the Selling Stockholders, the proceeds received by such Selling Stockholders from the Underwriters in the Offering for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters as the underwriting commissions received by them bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), (i) no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters' obligations to contribute pursuant to this Section 11(d) are several in proportion to their respective underwriting commitments and not joint.

         SECTION 12. Default of Underwriters. It shall be a condition to the obligation of the Company and the Selling Stockholders to sell and deliver the Common Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Underwriters and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders except for the expenses to be paid by the Company and the Selling Stockholders pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

         In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Underwriters or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.
Nothing herein will relieve a defaulting Underwriter from liability for its default.

         SECTION 13. Effective Date. This Agreement shall become effective (i) if at the time of execution and delivery of this Agreement the Registration Statement has not become effective, simultaneously with the effectiveness of the

Registration Statement, or (ii) immediately if at the time of execution and delivery of this Agreement the Registration Statement has been declared effective, but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

         SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                  (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders (except to the extent provided in Section 11 hereof).

                  (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally (other than general limitations on hours or number of days of trading) or if minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect or (iv) except as described in or contemplated by the Prospectus, if there shall be any pending or threatened action, suit or proceeding affecting the Company or any of its subsidiaries which will have a Material Adverse Effect or which materially and adversely affects the transactions contemplated by this Agreement, or there shall have been any development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriters, is reasonably likely to materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

                  (c) This Agreement shall also terminate at 5:00 P.M., California time, on the tenth full business day after the Registration Statement shall have become effective if the public offering price of the Common Shares shall not then as yet have been determined as provided in Section 5 hereof. Any termination pursuant to this subsection (c) shall without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

         SECTION 15. Failure of the Selling Stockholders to Sell and Deliver. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the Second Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice from you to the Company and the Selling Stockholders, either (i) rescind such exercise of the option without any liability on the part of any Underwriter, the Company or the other non-breaching Selling Stockholders except as provided in Sections 7, 9 and 11 hereof, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by one or more of the Selling Stockholders to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the Second Closing Date for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.

         SECTION 16. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 17. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111,
Attention: Mr. Frank M. Dunlevy, with a copy to Piper & Marbury L.L.P., 36 S. Charles Street, Baltimore, Maryland 21201, Attention, Henry D. Kahn, Esquire; and if sent to the Company or the Selling Stockholders shall be mailed, delivered or telegraphed and confirmed to the Company at 1740 Walton Road, Blue Bell, Pennsylvania 19422-0987, or, effective as of July 7, 1997, 515 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034, Attention: Mr. Michael
J. Barrist with a copy to Blank Rome Comisky & McCauley, 1200 Four Penn Center Plaza, Philadelphia, Pennsylvania 19103, Attention: Francis E. Dehel, Esquire. The Company, the Selling Stockholders or you may change the address for receipt of communications hereunder by giving notice to the others.

         SECTION 18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.


         SECTION 19. Representation of Underwriters. You will act as Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, will be binding upon all the Underwriters.


         SECTION 20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

         SECTION 22. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and you.

         Each Selling Stockholder executing and delivering this Agreement represents by so doing that he or she has duly appointed Michael J. Barrist as Attorney-in-fact for such Selling Stockholder pursuant to a validly existing and binding Power of Attorney. Any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                                 Very truly yours,

                                 NCO GROUP, INC.



                                 By:
                                    -------------------------------------------
                                          Michael J. Barrist, President


                                 SELLING STOCKHOLDERS







The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in San Francisco, California as of
the date first above written.

MONTGOMERY SECURITIES
JANNEY MONTGOMERY SCOTT INC.
THE ROBINSON-HUMPHREY COMPANY, INC.

By MONTGOMERY SECURITIES


By:

                                   SCHEDULE A





                                                          Number of Firm
                                                          Common Shares
Name of Underwriter                                       to be Purchased
-------------------                                       ---------------

Montgomery Securities...................................
Janney Montgomery Scott Inc.............................
The Robinson-Humphrey Company, Inc......................
                                                        ------------------------
                                    TOTAL...............      2,256,000
                                                        ========================

                                   SCHEDULE B




                                                              Number of Firm
                                                             Common Shares to
                                                            be Sold by Selling
Name of Selling Stockholder                                    Stockholders
---------------------------                                 ------------------


Name of Other Selling Stockholder
---------------------------------

                                TOTAL


                                                             Number of Optional
                                                            Common Shares to be
                                                               Sold by Option
Name of Option Selling Stockholder                          Selling Stockholders
-----------------------------------                         --------------------

                                   SCHEDULE C

                                                             _____________, 1997

                          PRICE DETERMINATION AGREEMENT

                  Referring to Section 5 of the Underwriting Agreement dated ___________, 1997, among the Company, the Selling Stockholders and the Underwriters as therein defined with respect to the purchase and sale of the Common Shares, we hereby confirm our agreement that the public offering price of the Common Shares shall be $______ per share; that the underwriting discount shall be $_____ per share; and that the purchase price to be paid by the several Underwriters for the Common Shares to be purchased from the Company and the Selling Stockholders shall be $_____ per share.

                  This Agreement may be executed in various counterparts which together shall constitute one and the same Agreement.

                             MONTGOMERY SECURITIES
                             JANNEY MONTGOMERY SCOTT INC.
                             THE ROBINSON-HUMPHREY COMPANY, INC.
                             By Montgomery Securities

                             Acting as the several Underwriters named in Schedule A to the Underwriting Agreement


                             By
                               -------------------------------------------------


                             NCO GROUP, INC.


                             By
                                      Michael J. Barrist, President

                             SELLING STOCKHOLDERS


                             By
                               -------------------------------------------------
                                  [Insert Name]
                                  Acting on behalf of the Selling Stockholders